SUBSIDIARIES OF THE REGISTRANT


Parent
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Fidelity Bancorp, Inc.
                                           Status or Other
                                             Jurisdiction             Percentage
Subsidiaries                               of Incorporation            Ownership
------------                               ----------------            ---------
Fidelity Bank, PaSB                        Pennsylvania                  100%
FB Statutory Trust II                      Connecticut                   100%

Subsidiaries of Fidelity Bank, PaSB
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FBIC, Inc.                                 Delaware                      100%